UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

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FUEL TECH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Stockholders Meeting and

Proxy Statement 2022

June 2, 2022

10:00 a.m. Central Time

April 11, 2022

Dear Fellow Stockholders,

This year’s Annual Meeting of Stockholders of Fuel Tech, Inc. will be held at 10:00 a.m., Central Time, on Thursday, June 2, 2022 at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555. We will be reporting on Fuel Tech’s activities and you will have an opportunity to ask questions about our operations.

Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Fuel Tech, Inc., I would like to thank you for your continued support and confidence.

Sincerely,

Vincent J. Arnone

Chairman and CEO

Fuel Tech, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 2, 2022

Date & Time: June 2, 2022 10:00 a.m. (Central Time)	Location: Fuel Tech, Inc. 27601 Bella Vista Parkway Warrenville, Illinois 60555	Record Date: April 5, 2022

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), will be held Thursday, June 2, 2022, at 10:00 a.m. local time at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555 (Annual Meeting), to consider and vote on the following items, each of which is explained in the attached proxy statement (Proxy Statement):

1.	To elect four directors;

2.	To ratify the appointment of RSM US LLP as Fuel Tech’s independent registered public accounting firm;

3.	To conduct an advisory vote to approve executive compensation; and

4.	To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only holders of Fuel Tech’s common stock of record as of the close of business on April 5, 2022 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,

Sincerely yours,

Bradley W. Johnson

Vice President, General Counsel and

Secretary

MAKE YOUR VOTE COUNT

Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. Voting your shares now via the internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares during the annual meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be Held on June 2, 2022. Fuel Tech’s Proxy Statement and Annual Report to Stockholders are available at: www.envisionreports.com/FTEK.

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

FUEL TECH, INC.

27601 Bella Vista Parkway

Warrenville, Illinois 60555

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 11, 2022

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fuel Tech, Inc. (the Company, Fuel Tech, we, us and our) for use at our Annual Meeting of Stockholders on June 2, 2022 at 10:00 a.m., local time, and any adjournments or postponements thereof (the Annual Meeting). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have opted to provide access to our proxy materials primarily over the Internet, which will allow us to capture costs and reduce the environmental impact of printing and mailing proxy materials. Proxy materials for the Annual Meeting, including our Annual Report on Form 10-K for the year ended December 31, 2021 and this proxy statement, are available over the Internet by accessing www.envisionreports.com/FTEK. While we have elected to make our proxy materials available online, you may request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at www.envisionreports.com/FTEK. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555, or by submitting a request via email to proxy@ftek.com or by telephone at 630-845-4500.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (Common Stock) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We may also retain a proxy solicitation firm to assist in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of April 5, 2022, the record date for the Annual Meeting. Only stockholders of record at the close of business on April 5, 2022 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 30,295,674 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) in person at the Annual Meeting; (ii) by signing and mailing in your proxy card in the enclosed envelope (if you elected to receive printed materials); (iii) by submitting a proxy by telephone by calling 1-800-652-8683; or (iv) via the Internet at www.envisionreports.com/FTEK. Proxies submitted via the telephone or Internet must be received by 1:00 a.m. Central Time on June 2, 2022. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, please follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of RSM US LLP, and “FOR” the approval, on an advisory basis, of the Company’s executive compensation. The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card or written notice before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy. Instead, you must notify a Fuel Tech representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected (plurality). Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations. A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

Auditor Ratification (Proposal 2). Ratification of the selection of RSM US LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

Approval, on an advisory basis, of the Company’s executive compensation (Proposal 3). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least one-third of the aggregate voting power of Common Stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy. With 30,295,674 shares outstanding as of the close of business on the record date, stockholders representing at least 10,098,558 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2022 Annual Meeting?

Stockholders may present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for this year’s Annual Meeting, the Company must have received such proposals no later than December 5, 2021.

Pursuant to our By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See Stockholder Communications with the Board on page 28, and Stockholder Proposals for 2022 Annual Meeting on page 28, for more details about this By-Laws provision. To be eligible for consideration at the 2022 Annual Meeting, proposals that were not submitted for inclusion in the proxy statement by December 5, 2021 must have been received by the Company no earlier than January 5, 2022 and no later than February 14, 2022. We did not receive any stockholder proposals for the 2022 Annual Meeting.

FUEL TECH, INC. l PROXY STATEMENT

AGENDA ITEM NO. 1 ELECTION OF DIRECTORS

The Nominees

Fuel Tech’s stockholders elect our directors annually. Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones, Thomas S. Shaw, Jr., and Dennis L. Zeitler were each Fuel Tech’s directors for its five-member Board of Directors and were elected by our stockholders at the Company’s 2021 Annual Meeting of Stockholders to serve for a one-year term expiring at the 2022 Annual Meeting.

We are asking you to vote for the election of four nominees as directors of Fuel Tech at the 2022 Annual Meeting. All of the nominees were recommended by the Nominating and Corporate Governance Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or, if before, when a director resigns, retires or is removed by the stockholders. The nominees are Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones, and Dennis L. Zeitler.

In the opinion of the Board, with the exception of Mr. Arnone, all director nominees satisfy the independence requirements of NASD Rule 5605(a)(2). Detail concerning directors’ compensation is set out below under the captions Executive Compensation and Director Compensation. The following table sets forth certain additional information with respect to the nominees.

Name	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Vincent J. Arnone Chairman of the Board and Chief Executive Officer	2015	̶	̶	̶	Chair
Douglas G. Bailey	1998	X	X	X	X
Sharon L. Jones	2018	X	X	Chair	X
Dennis L. Zeitler	2013	X	Chair	X	X

Each of the nominees identified above are the nominees of the Board for election as directors at the Annual Meeting. Biographical information, including qualifications, regarding each of the nominees is set forth below.

Availability

The nominees have all consented to stand for election and to serve, if elected. Should one or more of these nominees become unavailable or decline to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Nominating and Corporate Governance Committee. If no substitute nominee is designated prior to the Annual Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares of Common Stock that they represent.

Plurality Voting

A motion will be made at the Annual Meeting for the election as directors of the four nominees. Under Delaware law and our bylaws, a vote for a plurality of the shares of Common Stock voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations.

The affirmative vote of a plurality of the votes cast is required for the election of directors. The Board recommends a vote FOR each of the nominees.

FUEL TECH, INC. l PROXY STATEMENT   1

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Biographical information is presented below concerning nominees to our Board and our “Named Executive Officers” (or NEOs). Each of Ellen T. Albrecht, Vincent J. Arnone and William E. Cummings, Jr. are an Executive Officer and NEO.

DIRECTORS

Vincent J. Arnone	Mr. Bailey’s past leadership and management responsibilities as Executive Chairman, and President and Chief Executive Officer of Fuel Tech informs his judgment and participation as a member of Fuel Tech’s Board. His early career began as an engineer with Foster-Miller, Inc. and at Corning, Inc. in a variety of manufacturing and marketing positions. During his subsequent business career, following the founding of ABC, Mr. Bailey, in addition to being ABC’s CEO, served as the CEO of a number of its affiliated companies, bringing to the Fuel Tech Board management ability at senior and executive management levels in a variety of industrial markets. Over the span of more than 40 years, Mr. Bailey has provided board service to a number of other companies including, for example, from 2001 to 2013, serving as a director and chairman of the compensation committee, along with being a member of the nominating and corporate governance committee, for Endocyte, Inc., a public biotechnology company acquired by Novartis AG in December 2018. Since 2013, Mr. Bailey has served as a director of Nemucore Medical Innovations, Inc. and since mid-2014, chairman of its compensation committee. Mr. Bailey also has previous service on the audit committee and as chairman of the compensation committee for Atlantis Components, Inc. Also, since 2013, he has been a director of the corporate general partner of Great Northern Properties LP and, since 2020, a director of Pocahontas Royalties LLC, affiliated entities that are private owners of substantial U.S. coal mineral rights and surface land. This gives him a broad-based understanding of the role of a board of directors and its committees, and positions him well to continue to serve on the Board.
Qualifications and Career Highlights:
Vincent J. Arnone, 58, was appointed Chairman of the Board of Directors of Fuel Tech, Inc. on September 1, 2017. Mr. Arnone has been President and Chief Executive Officer and a director of the Company since April 1, 2015; previously he was Executive Vice President and Chief Operating Officer from January 2014 through March 2015; Executive Vice President, Worldwide Operations since September 2010; a consultant to Fuel Tech from time to time from June 2008 through August 2010; Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech from February 2006 through June 2008; Vice President, Treasurer and Chief Financial Officer from December 2003 through January 2006; and Controller and Financial Director from May 1999 through November 2003. Mr. Arnone’s key leadership roles in the management of Fuel Tech and long experience with Fuel Tech, his depth of experience regarding the establishment and execution of strategies and operational programs in a multi-national environment along with his experiential knowledge regarding financial matters contribute to the Board’s deliberations regarding the business of the Company.

Douglas G. Bailey	Sharon L. Jones
Qualifications and Career Highlights:	Qualifications and Career Highlights:

Douglas G. Bailey, 71, has been a director of Fuel Tech, Inc. since April 1998. From April 2015 until his retirement from the position effective September 1, 2017, he was Executive Chairman of the Board of Fuel Tech, Inc. Also, previously, Mr. Bailey was President and Chief Executive Officer of Fuel Tech from April 2010 through March 2015, Chairman of the Board of Fuel Tech from January 2010 through March 2015, and Deputy Chairman from 2002 through December 2009. He also previously served as an employee of Fuel Tech from January 1, 2004 through December 31, 2009. Mr. Bailey has been the President of American Bailey Corporation (ABC), a closely held private equity firm, since 1984 and its Chief Executive Officer (CEO) since 1996.

Sharon L. Jones, 62, was elected to the Board in March, 2018. Previously, Ms. Jones served as Aircraft Protection Vice President and Site Lead for Orbital ATK in 2014 and 2015. Prior to Orbital ATK’s 2014 merger with Alliant Techsystems, Inc., Ms. Jones held a variety of senior leadership positions for Alliant Techsystems, Inc., a Fortune 500 aerospace and munitions leader, including Technology Vice President (2010-2013), Manufacturing Director (2005-2010), Environmental, Safety and Security Director (2002-2005), Program Director (1998-2001) and various management positions in engineering, quality assurance and employee safety and security (1985-1989). Ms. Jones began her career as a research chemist at Dow Chemical Company in 1982.

FUEL TECH, INC. l PROXY STATEMENT   2

Ms. Jones’ professional affiliations include membership on the board of directors of the Anoka Technical College Foundation, where she served as vice-president and president, and as a director for Mallard Creek Polymers, LLC (2020 to present). She holds a Master’s of Business Administration degree from the University of St. Thomas, and a Bachelor’s degree in chemistry and a Master’s degree in analytical chemistry from the South Dakota School of Mines and Technology. Ms. Jones has extensive experience in strategic planning, change management and project development, having developed and implemented technical strategies for extending product life cycles and increasing operating efficiency, and collaboratively managing organizational change. Ms. Jones’ combined experience in product development, change management and implementing safety programs makes her an excellent advisor to help inform the Board’s judgment on a variety of matters.

Mr. Zeitler is a highly accomplished Chief Financial Officer and executive manager, serving as MSA’s Chief Financial Officer and Treasurer for thirteen years. MSA is a global leader in the development, manufacture and supply of products that protect people’s health and safety. Mr. Zeitler has a deep understanding of all aspects of global finance for a publicly traded company. During his career with MSA, its global sales volume dramatically increased and the number of countries in which MSA operated expanded substantially. This provided Mr. Zeitler a sophisticated experiential knowledge base regarding financial and Treasury operations and business requirements in a broad array of markets and countries worldwide. In addition to his duties as Chief Financial Officer for MSA, Mr. Zeitler led MSA’s Global Pricing Strategy and Business Development teams, devising and implementing global strategies across all of MSA’s operating elements. He has significant experience dealing with the issues of growing businesses around the world. These experiences and qualifications make Mr. Zeitler an excellent addition to the Fuel Tech Board to help inform the Board’s judgment in these areas.

Dennis L. Zeitler

Qualifications and Career Highlights:
Dennis L. Zeitler, 73, has been a director of Fuel Tech since 2013. Mr. Dennis L. Zeitler served as Senior Vice President and Special Advisor of MSA Safety, Inc. (MSA) from September 4, 2013 to January 1, 2014. Mr. Zeitler served as Senior Vice President, Chief Financial Officer and Treasurer of MSA from June 2007 to September 4, 2013. In his tenure at MSA, Mr. Zeitler held ever increasing positions of responsibility. His earlier positions included Treasurer; Assistant Treasurer; and Manager, Financial Services (1989-1998), Vice President and Treasurer (1998-2000), and Vice President, Chief Financial Officer and Treasurer (2000-2007).

NAMED EXECUTIVE OFFICERS

Vincent J. Arnone, See director entry above.

Ellen T. Albrecht, 49, was appointed to serve in an interim capacity as Acting Treasurer and Controller and Principal Financial Officer of the Company effective March 14, 2021. Prior to that time, Ms. Albrecht served as the Company’s Vice President, Operations Planning and Control since June 2012; and also previously served as the Company’s acting Treasurer and Chief Financial Officer from March 2010 to July 2010; Vice President, Controller since January 2007; Controller since February 2004; Accounting Manager since June 2000; Senior Accountant since May 1998; and Accountant since July 1996.

William E. Cummings, Jr., 65, has been Senior Vice President, Sales since July 2016. Previously, Mr. Cummings had served as Senior Vice President, APC Sales since January 2009; Vice President, Sales since April 2006; Vice President, Air Pollution Control Sales since June 2000; Director, Utility Sales since April 1998; and Director, Eastern Region since 1994.

There are no family relationships between any of the directors or executive officers.

FUEL TECH, INC. l PROXY STATEMENT   3

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of April 5, 2022 by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each of Fuel Tech’s Named Executive Officers; and (iv) all directors and all officers as a group.

	Shares Beneficially Owned
Name of Beneficial Holder	No. of Shares	Percentage(1)
Beneficial Owner
Bettye J. Bailey(2)	4,244,234	14.0
Grace and White, Inc. (3)	1,548,089	5.1
Directors and Named Executive Officers(4)
Ellen T. Albrecht	48,805	*
Vincent J. Arnone	309,755	1.0
Douglas G. Bailey(5)(6)	1,832,161	6.0
William E. Cummings, Jr.	297,900	*
Sharon L. Jones	16,622	*
Thomas S. Shaw, Jr.(5)	158,127	*
Dennis L. Zeitler(5)	106,627	*
All Directors and Officers as a Group (12 persons)(5)	2,828,606	9.3

*	Less than one percent (1.0%)
(1)	The percentages in each case are of the outstanding common stock at March 15, 2022 and all RSUs vesting or options exercisable within 60 days thereafter.
(2)	Does not include 245,000 shares held in a family trust. The address of Mrs. Bailey is c/o Smith & Grant LLP, 9 Greenwich Office Park, P.O. Box 4459, Greenwich, Connecticut 06831.
(3)	The address of Grace & White, Inc. is 515 Madison Avenue, Suite 1700, New York, New York 10022.
(4)	The address of each of the above beneficial owners, directors and Named Executive Officers is c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.
(5)

Includes shares subject to options exercisable presently and within 60 days: for Mr. Bailey, 44,000 shares; for Mr. Shaw, 125,500 shares; for Mr. Zeitler, 44,500 shares; and, for all directors and officers as a group, 214,000 shares.

(6)	Excludes the shares held by a family trust. See footnote (2).

FUEL TECH, INC. l PROXY STATEMENT   4

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members as well as, in the case of stock-based incentive compensation, the financial performance of the Company and the availability of shares under the Fuel Tech, Inc. 2014 Long-Term Incentive Plan.

Cash Compensation for Directors

Each non-employee director receives an annual cash retainer of $50,000 for Board service, payable in arrears. Effective March 1, 2020, the Board adopted a ten percent (10%) reduction in the annual cash retainer as a cost savings measure. As of the date of this proxy statement, such cost reduction remains in effect. In addition, annual cash retainer fees, payable in arrears, for service as Lead Director and Board committee chairperson are: Lead Director-$10,000; Audit Committee Chair-$10,000; Compensation Chair-$7,500; and Nominating & Corporate Governance Chair-$5,000. Directors are not paid fees for attendance of Board or committee meetings, however, a director receives $1,200 for each day of additional service requested by the Chairman.

Equity Compensation for Directors

As of February 24, 2022 and February 25, 2021, the Board determined there would be no equity compensation for non-employee directors for 2021 and 2020, respectively.

DIRECTOR COMPENSATION IN FISCAL YEAR 2021

The following table shows for the Fuel Tech non-employee directors all compensation paid in 2021 on account of fees and equity awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors, and accordingly, during any time he has been employed by Fuel Tech, Mr. Arnone has not received any cash fees or equity awards for his participation on the Board. Disclosure regarding the compensation of Mr. Arnone for fiscal 2021 is contained under the caption Summary of NEO Compensation below.

(a)	(b)	(c)	(d)
Name	Fees Earned in Cash ($)	Stock Awards ($)	Total
Douglas G. Bailey	47,917	—	47,917
Sharon L. Jones	52,500	—	52,500
Thomas S. Shaw, Jr.	55,000	—	55,000
Dennis L. Zeitler	55,000	—	55,000

FUEL TECH, INC. l PROXY STATEMENT   5

NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2021 FISCAL YEAR END

The following table shows the outstanding stock options as of December 31, 2021 for non-employee directors as of such date, all of which are fully vested except as noted below.

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)

Douglas G. Bailey	05/07/2017	44,000	0.965
Sharon L. Jones	—	—	—
Thomas S. Shaw, Jr.	05/25/2012	10,000	3.550
	05/24/2013	10,000	3.850
	05/23/2014	13,500	5.220
	05/22/2015	21,000	2.450
	05/20/2016	27,000	1.580
	12/07/2017	44,000	0.965
Dennis L. Zeitler	05/24/2013	10,000	3.850
	05/23/2014	13,500	5.220
	05/22/2015	21,000	2.450

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and transactions in which Fuel Tech and its directors and executive officers or their immediate family members are participants or have other conflicts of interest are reviewed and approved by the Audit Committee. Although our Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of a matter. However, the Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Leadership Structure

Our Board has been, and continues to be, a proponent of Board independence. As a result, our corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including a lead independent director, only independent directors serving as committee chairs and the directors' and committees' ability to engage independent consultants and advisors.

The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors. The Nominating and Corporate Governance Committee is responsible for recommending the appointment of a lead independent director, which is appointed by the Board.

Thomas S. Shaw, Jr. has served and been reappointed as the lead independent director since February 2011. Mr. Shaw brings considerable expertise from his past business experience as well as essential corporate governance experience from his current and prior service on private and public company boards. The intended purpose of establishing the position of lead independent director is to expand lines of communication between the Board and members of management. It is not intended to reduce the free and open access and communications that each independent board member has with other board members and members of management.

FUEL TECH, INC. l PROXY STATEMENT   6

Among other things, the current Charter of the Lead Director provides that as the Lead Director, Mr. Shaw shall: (a) facilitate the activities of the other non-employee/independent directors; (b) advise the Chairman as to an appropriate schedule of Board meetings seeking to ensure that the non- employee/independent directors can perform their duties responsibly while not interfering with the flow of Company operations; (c) advise the Chairman and the Corporate Secretary with input as to: the preparation of the agendas for Board and Board committee meetings, the information sent to the Board pertaining to those meetings, and approval of Board meeting agendas; (d) make recommendations to the Chairman regarding the retention of consultants who report directly to the Board; (e) interview along with the Chair of the Nominating and Corporate Governance Committee and make recommendations to that committee and the Board regarding Board director candidates; (f) coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, as well as plenary sessions of the Board where the Chairman is not present; (g) act as principal liaison between the independent directors and the Chairman; and (h) coordinate any performance evaluation of the Chairman deemed appropriate by the Board. That charter also provides that each year, no later than the day following the annual stockholder meeting, the Board will review the Lead Director charter for recommended changes and the propriety of continuing the Lead Director role.

To complement this structure, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of the Company. The Board believes that the decision as to who should serve in those roles, and whether such offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of, and experience in, the operations of the Company.

Effective as of September 1, 2017, the Board determined that the positions of Chairman of the Board and Chief Executive Officer would be held by Vincent J. Arnone. Mr. Arnone has served as a key executive at the Company since 2003 where he gained unique insights into our business and the complex challenges we face. The Board continues to believe that Mr. Arnone is uniquely positioned to identify, lead and oversee the execution of our future strategic initiatives. The Board also believes that the established role of the lead independent director will continue to help ensure the effective independent functioning of the Board in fulfilling its oversight role. Therefore, in light of Mr. Arnone’s past tenure and his unique knowledge of the long-term goals of the Company, and because the lead independent director is empowered to play a significant role in the Board's oversight, the Board continues to believe that it is advantageous to continue to combine the positions of Chief Executive Officer and Chairman of the Board.

Board’s Role in Risk Oversight

The Board’s risk oversight approach is intended to support management’s achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a company. The involvement of all directors in setting the Company’s business strategy is a key part of its assessment of management’s approach to risk taking to achieve its organizational objectives, and also a determination of what makes up an appropriate level of risk for the Company. The Board regularly reviews information regarding the Company’s liquidity, operations, and strategic initiatives as well as the risks associated with each.

While the Board has the ultimate risk oversight responsibility, various committees of the Board also have responsibility for risk oversight. The Audit Committee oversees financial risk (see Report of Audit Committee below). The Audit Committee also reviews and approves all related party transactions and reviews potential conflict of interest matters. In addition, the Audit Committee acts as the Company’s Qualified Legal Compliance Committee to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations from legal counsel representing the Company and practicing before the Securities and Exchange Commission. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. It strives to consider and approve compensation programs that encourage a level of risk-taking behavior under those programs that are consistent with the Company’s business strategy (see Report of Compensation Committee below). The Nominating and Corporate Governance Committee oversees the management of risks relating to Board and executive succession planning and the composition of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

FUEL TECH, INC. l PROXY STATEMENT   7

Board Diversity Matrix

Board Diversity Matrix (As of April 6, 2022)
Board Size:
Total Number of Directors	5
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	4	1	0	0
Number of Directors who Identify in any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Undisclosed	0

Corporate Governance Guidelines

The Board, directly and through its committees, continuously monitors emerging best practices in corporate governance and has adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines can be found online at www.ftek.com. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555. The Company’s Corporate Governance Guidelines have evolved over time, as customary practice and legal requirements change, or as our Board deems appropriate from time to time.

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board must be independent, or free of any material relationship with the Company, other than his or her relationship as a director or Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, or any other applicable laws, rules and regulations.

The Board conducts an annual review of our directors’ independence. In this review, the Board considers transactions, relationships and arrangements between the Company and each director or immediate family member of the director. The Board also considers transactions, relationships and arrangements between Company senior management and each director or immediate family member of the director.

On February 24, 2022, the Board performed its director independence review for 2022. As a result of this review, the Board determined that all of our non-management director nominees are independent and satisfy NASDAQ independence requirements. Mr. Arnone is not considered independent because of his employment with the Company.

Executive Sessions

In 2021 the independent Fuel Tech directors held three executive sessions in connection with scheduled Board meetings. The independent directors who make up the membership of each of the Board’s current committees, Audit, Compensation, and Nominating and Corporate Governance held executive sessions in connection with committee meetings as follows: Audit—seven, Compensation—three, and Nominating and Corporate Governance—one. The policy of the Board on executive sessions is that the Board will hold not less than two executive sessions of the independent directors annually in connection with scheduled meetings. Each committee of the Board will hold executive sessions when the committee deems it appropriate. Members of management and non-independent directors do not attend such executive sessions, except when invited to provide information.

FUEL TECH, INC. l PROXY STATEMENT   8

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees that conduct regular business: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Board committee charters is available for viewing on the Fuel Tech web site at www.ftek.com.

Audit Committee

Members:

Dennis L. Zeitler (Chair)

Douglas G. Bailey

Sharon L. Jones

Thomas S. Shaw, Jr.

Meetings in 2020: Eight

Attendance: Each director attended all meetings in 2021.

Independence:
Our Board has determined that each member of the Audit Committee satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”).
Financial Experts:
Our Board has determined that Mr. Zeitler, in light of his significant experience in positions requiring financial oversight responsibility, qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication as described in NASD Rule 5605(c)(2)(A).5605(c)(2)(A).

The Audit Committee’s responsibilities include:

● appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm  and approving in advance any audit or non-audit engagement or relationship between us and such auditor;

● approving the overall scope of the audit;

● assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the independent registered public accounting firm’s performance, and our internal audit function and our compliance with legal and regulatory requirements;

● annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm;

● discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm;

● discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

● discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies;

● meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm;

● reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

● setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

● reviewing with management cyber-security needs;

● annually reviewing the adequacy of the Audit Committee’s written charter;

● reviewing with management any legal matters that may have a material impact on us and our financial statements;

● reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management; and

● reporting regularly to the full Board.

Compensation Committee Members: Sharon L. Jones (Chair) Douglas G. Bailey Thomas S. Shaw, Jr. Dennis L. Zeitler Meetings in 2020: Seven

The Compensation Committee’s responsibilities include:

● reviewing key employee compensation policies, plans and programs;

● reviewing and approving the compensation of our Chief Executive Officer and other executive officers;

● reviewing and approving employment contracts and other similar arrangements between us and our executive officers;

● reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters;

● administration of stock plans and other incentive compensation plans;

● overseeing compliance with any applicable compensation reporting requirements of the SEC;

FUEL TECH, INC. l PROXY STATEMENT   9

Attendance:  Each director attended all meetings in 2021.
Independence:
The Compensation Committee is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

● retaining consultants to advise the committee on executive compensation practices and policies;

● establishing and periodically reviewing succession plans for our executive officers and others;

● determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines; and

● handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

Nominating and Corporate Governance Committee
Members:

Douglas G. Bailey (Chair)

Sharon L. Jones

Thomas S. Shaw, Jr.

Dennis L. Zeitler

Meetings in 2020: Six
Attendance:  Each director attended all meetings in 2021.
Independence:
The NCGC is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

The Nominating and Corporate Governance Committee’s responsibilities include:

● developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us;

● developing and recommending to the Board compensation for Board members;

● reviewing our compliance with state and federal corporate governance laws and regulations and with the NASDAQ corporate governance listing requirements;

● making recommendations to the Board regarding the size and composition of the Board;

● establishing criteria for the selection of new directors to serve on the Board and reviewing the appropriate skills and characteristics required of directors;

● identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies;

● considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders;

● reviewing the committee structure of the Board and recommending, on an annual basis, directors to serve as members of each committee;

● establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board and each committee;

● reviewing any director resignation letter tendered in accordance with the Company’s Corporate Governance Guidelines, and evaluating and recommending to the Board whether such resignation should be accepted; and

● overseeing the Company’s strategy on corporate social responsibility and sustainability, and developing related policies and procedures.

CODE OF BUSINESS ETHICS AND CONDUCT

The Board has adopted our Code of Ethical Business Conduct and our Officer Code of Ethics, each of which are available online at can be found online at www.ftek.com by clicking on the Corporate Governance link under the “About Us” tab.

To enhance employee awareness of our Code of Ethics and Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. In addition, we provide employees with the ability to leave reports, anonymously, on an Ethics hotline maintained by an unaffiliated third party, and those reports are provided to the Chairman of the Audit Committee, as well as members of management designated to serve as Ethics Representatives. Fuel Tech’s Ethics Representatives also assist in the administration of, and encourage adherence with, our Code of Ethical Business Conduct.

FUEL TECH, INC. l PROXY STATEMENT   10

EXECUTIVE COMPENSATION

Report of Compensation Committee

We are considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. The Compensation Committee (the Committee) has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement. The Committee reviewed its charter and determined that no changes were required to the charter.

By the Compensation Committee:

S.L. Jones, Chair

D.G. Bailey, T.S. Shaw and D.L. Zeitler

Compensation Committee Interlocks and Insider Participation

During 2021, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of Fuel Tech. Also during 2021, none of Fuel Tech’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on the Committee.

Compensation Discussion and Analysis

The Committee is responsible for reviewing and, to the extent provided for in the Committee’s Charter, approving in advance of implementation, all incentive plans, sales commission plans and salary actions and bonuses for Vice President level and above officers of Fuel Tech or new or incumbent employees that have base salaries in excess of $175,000 per year including the Named Executive Officers (NEOs) listed in the Summary Compensation Table below. In the case of the salary actions described above, the Committee makes recommendations to the Board and the Board approves such salary actions. The Committee periodically reviews Fuel Tech compensation practices, including the methodologies for setting total compensation for those employees, including NEOs. As discussed in more detail below, from time to time the Committee also may supplement its exercise of business judgment in compensation matters with market information pertaining to Fuel Tech’s compensation levels against comparable companies in its industry and across multiple industries including the use of peer group data (also see Use of Peer Group section below). However, the Committee exercises its independent judgment when making decisions on compensation matters, including when rewarding individual performance. The responsibilities of the Committee are described more fully in its charter at www.ftek.com.

Compensation Philosophy and Objectives

Fuel Tech’s compensation philosophy is to promote long-term, sustainable stockholder value by incentivizing individual performance, as well as promoting overall financial performance of the Company on an annual and long-term basis.

With that compensation philosophy in mind, our compensation programs are designed to achieve the following objectives:

•	to ensure we remain a market leader in the development of innovative solutions;

•	to provide stockholders with a superior rate of return;

•	to attract, motivate, and retain top talent to advance the achievement of business goals, strategies and objectives; and

•	to support an integrated team-oriented philosophy.

FUEL TECH, INC. l PROXY STATEMENT   11

In addition, the Compensation Committee has begun developing a compensation philosophy that aligns with Fuel Tech’s long term strategic plan of transitioning Fuel Tech’s water treatment technologies into a revenue generating business segment. Accordingly, water treatment objectives have been included in the Current Objectives Plan for 2022 as discussed under the heading “Compensation Elements – Current Objectives Plan”.

Compensation Elements

Our executive compensation program has as a primary purpose to attract, retain and motivate the highly talented individuals whose enterprise will enable us to succeed. Typically, the key components of that program include three elements: base salary, short-term incentives and long-term incentives, as more fully described below. Among those three elements, from year to year, when considering its goal of promoting the overall financial performance of the Company on an annual and long-term basis, the use by the Committee of any or the extent of use of the short-term and long-term incentives described below may vary, but when used in the compensation packages for NEOs retain the pay-for-performance characteristics described below.

Base Salary

Base salaries requiring review by the Committee under its Charter are reviewed by the Committee on recommendation of the Chief Executive Officer and approved by the Board, except that the base salary of the Chief Executive Officer is reviewed and recommended by the Committee itself without the Chief Executive Officer being present during such deliberations or Committee voting and approved by the Board. In its performance of these activities the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and benchmarking data from a peer group of companies approved by the Committee and also:

•	the executive’s compensation relative to other officers;

•	recent and expected performance of the executive;

•	Fuel Tech’s recent and expected overall performance; and

•	Fuel Tech’s overall budget for base salary increases.

Short Term Incentives

Corporate Incentive Plan

On April 6, 2022 and February 25, 2021, respectively, the Compensation Committee adopted a Corporate Incentive Plan (CIP) to provide all employees (excluding sales personnel such as Mr. Cummings) with the opportunity to earn an annual cash bonus based upon employee performance and Fuel Tech’s achievement of a certain level of operating income as discussed below. As such, Ms. Albrecht and Mr. Arnone were each participants in the CIP. Potential cash awards under the CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance.

Both in 2022 and 2021, the CIP was structured as follows:

●

CIP payouts are based on Fuel Tech’s ability to realize Operating Income. For purposes of the CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee in its sole discretion. An “Incentive Pool” may be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The focus on Operating Income provided an objective measurement of Fuel Tech’s financial performance to directly tie any payout to the overall financial performance of Fuel Tech across all business lines.

●

No amounts are payable under the CIP unless Fuel Tech achieves a minimum of $250,000 in Operating Income for applicable fiscal year. Accordingly, if Fuel Tech’s Operating Income financial performance for a fiscal year falls below $250,000, there is no payout under the CIP.

FUEL TECH, INC. l PROXY STATEMENT   12

●

If Fuel Tech generates Operating Income equal to or greater than $250,000 in a fiscal year, the percentage of Operating Income funded into the Incentive Pool equals 25% of all Operating Income. On the other hand, if Fuel Tech generates less than $250,000 in Operating Income in a fiscal year, no amount is funded into the Incentive Pool because the $250,000 payout threshold will not have been met.

●	The aggregate size of the potential Incentive Pool is “capped” at $3 million.

●

The CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s base wages for the applicable year; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in the fiscal year) .

●

The target bonus factor for Mr. Arnone under the CIP is 50% and for Ms. Albrecht, 30%. In addition, the CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Officer (Mr. Arnone), the Principal Financial Officer (Ms. Albrecht), and any Vice President will automatically equal 100%.

●

Because Fuel Tech failed to generate the requisite level of Operating Income, there were no cash bonuses paid under the CIP for 2021. The actual amounts of fiscal 2022 cash bonuses earned, if any, for any 2022 Named Executive Officer who is a participant in the CIP in 2022 will be reported in Fuel Tech’s proxy statement for its 2023 Annual Meeting of Stockholders.

Current Objectives Plan

On April 6, 2022, the Compensation Committee adopted a Current Objectives Plan (COP) to reward all U.S., European or Canadian based employees (excluding sales personnel such as Mr. Cummings and our Chief Executive Officer, Mr. Arnone) who continue to provide service to our company upon the achievement of specified annual corporate goals. As such, Ms. Albrecht is a participant in the COP with a target bonus factor of 30%.

The 2022 COP is structured as follows:

●

For 2022, Fuel Tech will set aside an amount equal to $162,500 upon the completion in full of each of the four respective current objectives described below on or before the assigned completion date for such objective, with the total bonus pool being capped at $650,000.

●

If Fuel Tech achieves all four current objectives by the applicable dates set forth below, a total amount of $650,000 will be set aside into the bonus pool. On the other hand, Fuel Tech achieves two of the four current objectives, a total amount of $325,000 will be set aside into the Bonus Pool. If Fuel Tech fails to achieve any of the current objectives, no funds will be set aside into the Bonus Pool.

●

For the 2022 COP, there are three steps for determining whether, and the extent to which, an annual cash incentive award is payable. First, at the beginning of the fiscal year, the Compensation Committee determines the target annual cash incentive award for such employee based on a percentage of such employee’s annual base salary for that year. Second, at the beginning of the fiscal year, the Compensation Committee establishes the specific company-wide performance goals that must be met in order for the employee to receive the award and the related weighting of each goal. Third, shortly after the end of the fiscal year, the Compensation Committee determines whether or not these performance goals were met and the amount of the award.

●

The COP emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is only funded if the corporate objective has been achieved in full.

FUEL TECH, INC. l PROXY STATEMENT   13

For 2022, the four corporate objectives are as follows:

Objective	Deliverables to be Completed
Business Development – Water Treatment Business Initiative	Create and execute on a Commercialization and Development Plan for Water Treatment.
Business Growth – Base Businesses	Evaluate the remaining coal-fired units in the United States and their expected operational life in the context of the current volatility of all fuels markets.
Investment in Human Capital	Refresh the employee succession and transition plan for all employees and establish specific actions and timelines for ensuring that relevant roles and responsibilities are being addressed.
Operational Execution Excellence

Advance continuous improvements with an emphasis on quality, safety and sustainability pursuant to a program where every employee must submit at least 1 NCR (non-conformance report) or 1 CAR (corrective action request) to be reviewed by the Quality Committee for consideration.

APC Officer Sales Commission Plan

The APC Officer and National Sales Manager Sales Commission Plan (APC Plan) provided for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the APC Plan, Fuel Tech would pay to such officer a commission equal to a specified percentage of the as-sold contract value of all sales of products and services in Fuel Tech’s APC product line in the United States and Canada. Mr. Cummings is Fuel Tech’s Senior Vice President, Sales. For 2020 and 2021, Mr. Cummings earned $35,788 and $39,302 in sales commission under the APC Plan.

FUEL CHEM® Officer Sales Commission Plan

The FUEL CHEM Officer Sales Commission Plan (FUEL CHEM Plan) provides for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the FUEL CHEM Plan, Fuel Tech would pay to such officer a commission equal to a specified percentage of all net revenue realized for customer units located in the United States and Canada. Mr. Cummings is Fuel Tech’s Senior Vice President, Sales. For 2020 and 2021, Mr. Cummings earned $39,960 and $40,509 in sales commission under the FUEL CHEM Plan.

Long-Term Incentives

Fuel Tech’s long-term equity incentive awards are made pursuant to the Fuel Tech, Inc. 2014 Long-Term Incentive Plan (2014 LTIP). The purpose of the 2014 LTIP is to further the interests of Fuel Tech and its stockholders by providing long- term incentives (a) to attract and retain employees, consultants and directors who will contribute to our long-range success and (b) that align the interests of 2014 LTIP participants with those of the stockholders of the Company. The 2014 LTIP allows for a variety of types of awards that may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof (as each of those types of awards is defined in the 2014 LTIP). Participants in the 2014 LTIP may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business.

The Company predominantly uses RSUs for equity awards for employees under the 2014 LTIP (all above described stock option awards and restricted stock unit awards collectively referred to as Equity Awards). Except for Equity Awards granted to the CEO, Equity Awards are determined by the Committee based upon recommendations from Fuel Tech’s CEO. Equity Awards for the CEO have been determined by the Committee with no participation of the CEO — the CEO is not present during the Committee’s decisional deliberations or votes pertaining to CEO Equity Awards.

FUEL TECH, INC. l PROXY STATEMENT   14

Under the 2014 LTIP, all outstanding options that are not vested will become immediately vested in the event that there is with respect to Fuel Tech, a “change-in-control.” Under the LTIP, a change-in-control generally is defined as taking place if: (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two-year period, persons in the majority of the Fuel Tech Board of Directors cease being so unless the nomination of the new directors was approved by a majority of the directors then still in office who were directors at the beginning of such period, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Under the 2014 LTIP, “change-in-control” generally is defined as:

●

an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership of 50% or more of Fuel Tech’s then outstanding common stock or voting power;

●	a sale, transfer or other disposition of all or substantially all of Fuel Tech’s assets;

●	the date ten days prior to the liquidation or dissolution of the Company;

●	a merger, consolidation, statutory share exchange or similar corporate transaction, unless Fuel Tech stockholders continue to hold, directly or indirectly, more than 50% of Fuel Tech voting power; or

●

incumbent directors shall cease for any reason to constitute a majority of the board of directors of Fuel Tech unless the election or the nomination for election by stockholders of Fuel Tech, of each new director was approved by a vote of at least a majority of the directors then still in office who were incumbent directors.

Under the 2014 LTIP, in the event of a “change-in-control,” the Committee may take any of the following actions with respect to employee non-executive performance RSU equity awards granted under the 2014 LTIP either by including such terms in the applicable award agreement or by taking such actions in connection with the change-in-control:

●	fully or partially vest some or all of the outstanding awards immediately prior to the change-in-control transaction;

●

cancel some or all of the outstanding awards (vested or not) in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

●	assume existing awards or issue substitute awards in exchange for some or all of the outstanding awards;

●

fully vest outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change-in-control transaction or such awards will terminate; or

●	continue the outstanding awards on their same terms.

The Committee is not required to treat all award recipients or awards granted to any individual in the same manner.

NEO Long-Term Incentive

For 2021, the Company entered into an executive performance RSU agreement with Mr. Arnone and Ms. Albrecht on February 26, 2021. Pursuant to such 2021 Executive Performance RSU Award Agreements, neither Mr. Arnone nor Ms. Albrecht received any RSU award as the Company failed to achieve the minimum of $1 million in operating income for 2021 that was required to trigger a RSU award.

FUEL TECH, INC. l PROXY STATEMENT   15

Material Compensation Actions

As of February 25, 2021, the Committee took the following actions:

●

Determined that the minimum 2020 Operating Income threshold under the 2020 Executive Performance RSU Award Agreement had not been met. Thus, no RSUs would be awarded to Mr. Arnone for fiscal 2020 under his 2020 Executive Performance RSU Award Agreements with the Company.

●	Determined there would be no profit sharing contribution to the Company’s 401(k) plan.

●	Determined that the minimum payment threshold for the 2020 CIP had not been met, and, thus, no funds were authorized for payout to any employee under the 2020 CIP.

As of December 9, 2021 the Committee approved the 2022 APC Officer and National Sales Manager and 2022 FUEL CHEM Officer Commission Plans for Mr. Cummings.

As of February 24, 2022, the Committee took the following actions:

●

Determined that the minimum 2021 Operating Income threshold under the 2021 Executive Performance RSU Award Agreements had not been met. Thus, no RSUs would be awarded to Mr. Arnone or Ms. Albrecht for fiscal 2021 under their respective 2021 Executive Performance RSU Award Agreements with the Company.

●	Determined there would be no profit sharing contribution to the Company’s 401(k) plan.

●	Determined that the minimum payment threshold for the 2021 CIP had not been met, and, thus, no funds were authorized for payout to any employee under the 2021 CIP.

●	Approved Fuel Tech’s anti-hedging policy applicable to all officers and directors.

As of April 6, 2022, the Committee took the following actions:

●	Approved the 2022 CIP and COP, respectively, as further described above.

THE ROLE OF SAY-ON-PAY VOTES

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s annual meeting of stockholders held on June 16, 2021, over 88% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflected our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2021, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation programs based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

BENCHMARKING, CONSULTANTS AND PEER GROUPS

Fuel Tech has from time to time made use of the services of a third-party compensation consultant, formerly Frederick W. Cook & Co., Inc. (Cook) and prospectively, CODA Advisors, LLC (Coda), each a compensation consultant, to address matters of compensation and benefits, and to identify a peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits. The Committee engaged in benchmarking for its NEOs based on the use of data from the peer group of companies shown below. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market.

Although the Compensation Committee has relied in the past upon benchmarking the compensation of our NEOs against a pre-established peer group, it elected not to use such benchmarking data in 2020 and 2021. As a practical matter, the primary reason for this has been all NEOs have been under a ten percent wage reduction throughout such periods, and no increases in executive compensation have been contemplated. Beyond that, the Compensation Committee believes that benchmarking data is of limited benefit due to our size and the unique nature of our industry, which primarily consists of small, closely held companies and large national or multinational corporations. Instead, in determining appropriate compensation levels for the NEOs, the Compensation Committee relies on its knowledge of the competitive market, historical pay practices, internal relationships among positions at the Company and individual performance of the NEOs.

FUEL TECH, INC. l PROXY STATEMENT   16

As described above, from time to time, the Committee may supplement its business judgment pertaining to its consideration of Fuel Tech compensation matters, including salary amounts, short-term and long-term incentive plan minimum and incremental payout thresholds and targets, with a variety of market information obtained from a number of different sources including, among other things, the Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, available shares under the Company’s 2014 LTIP, historical and current Fuel Tech compensation data, and historical, current and projected industry and Fuel Tech financial operational performance data and trends.

Ownership Guidelines

Fuel Tech does not have a stock ownership policy for its executive officers. In 2021, the Committee considered whether to implement a stock ownership policy for its executive officers, but determined it was not advisable to do so at this time given the substantial number of equity grants that would be required to meet minimal ownership guidelines given Fuel Tech’s market capitalization and the high degree of volatility in the price of Common Stock throughout 2021.

Insider Trading and Hedging Policies

Fuel Tech prohibits all employees from speculating in Fuel Tech securities, which includes, but is not limited to: short selling; and the purchase and sale or sale and purchase, in non-exempt transactions, of Common Stock within periods of less than six months. Fuel Tech prohibits trading in Common Stock during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that quarterly period.

In addition, on February 24, 2022 the Board approved an anti-hedging policy applicable to all of Fuel Tech’s directors and officers which prohibits all directors and officers from pledging, hedging and short selling of Fuel Tech's common stock. In particular, the policy prohibits any such director or officer from, directly or indirectly, pledging, hypothecating, or otherwise encumbering shares of Fuel Tech's stock as collateral for indebtedness. In addition, the policy prohibits directors and officers from engaging in any speculative financial transactions or enter into hedging arrangements involving the Fuel Tech's common stock, including buying or selling "put'' or "call'' options, engaging in short selling and purchasing financial instruments or entry into transactions designed to hedge or offset any decrease in the market value of Fuel Tech's common stock.

Equity Grant Practices

As discussed in the Long-Term Incentives portion of the Compensation Elements section above, long-term incentives in the form of stock options or RSUs have been issued by Fuel Tech previously under the LTIP and currently under the 2014 LTIP in accordance with compensation policy as determined by the Committee from time to time. Under current policy, based on the level of the employee position, new employee stock options or RSUs or some combination thereof may be granted at the first Committee meeting following employment. However, from time to time, an option or RSU award may be authorized by the Committee to be granted and effective on a specified date or event, such as on the first date of employment or after a performance measurement time period. The price of all options granted is the mean of the high and low stock prices reported on the NASDAQ Stock Market, Inc. for the effective date of grant. Also, under the current policies of the Committee: typically, all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date. Vesting of an RSU award (RSU Award) is controlled by the terms of the vesting schedule in the RSU Award Agreement. Vesting can vary from RSU Award to RSU Award, and may be based on the passage of time, the achievement of pre-determined performance criteria or any combination of the foregoing. For time-vested RSUs, the Company’s typical vesting schedule is one-third of the RSU Award after one year, one-third after the second year, and one-third after the third year. Depending on the circumstances, the Company may use a different vesting schedule whether for time-vested RSUs or other RSU Awards.

The Committee may grant options or RSU’s to existing employees on a periodic basis based on the level of the employee position and as well as certain of the factors or performance measurement factors enumerated in the Long-Term Incentives portion of the Compensation Elements section above. While there are no mandatory levels established for the quantity of options or RSUs to be granted, Fuel Tech has used historical practice and employee job level as two of the factors it considers.

FUEL TECH, INC. l PROXY STATEMENT   17

Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan currently provides for annual deferral of up to $20,500 for individuals until age 50, $27,000 for individuals 50 and older, or as allowed by the Internal Revenue Code.

Fuel Tech annually matches 50% of employee contributions up to a maximum of 3% of the employee’s salary, or a maximum annual match of $7,650. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three-year period.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; Potential Payments upon Termination or Change-in-Control

Ms. Albrecht and Messrs. Arnone and Cummings, are each party to an employment agreement with Fuel Tech effective as follows: July 8, 1996 for Ms. Albrecht; September 20, 2010 for Mr. Arnone; and October 31, 1998 for Mr. Cummings. These agreements are for indefinite terms, for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under Mr. Arnone’s employment agreement, he is entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the applicable short-term incentive plan for the year of termination, for up to one year or sooner on finding comparable employment, after involuntary termination not for cause within one year of a “change-in-control” as described in the table below.

FUEL TECH, INC. l PROXY STATEMENT   18

The following table quantifies potential payments that could be made to NEOs under various circumstances involving termination or change-in-control assuming such event occurred on December 31, 2021:

Named Executive Officer	Termination Event(1)	Base Salary(2)($)	Bonus(3)($)	Value of Awarded RSUs(4)($)	Value of Awarded Options($)	Benefits(5)($)	Total($)

Ellen T. Albrecht	Change-in- Control	—	—	7,000	—	—	7,000

	Termination without Cause within 1 year of Change-in-Control	—	—	—	—	—	—

Vincent J. Arnone	Change-in-Control	—	—	—	—	—	—

	Termination without Cause within 1 year of Change-in-Control	382,500	—	—	—	20,509	403,009

William E. Cummings, Jr.	Change-in- Control	—	—	11,666	—	—	11,666

	Termination without Cause within 1 year of Change-in-Control	—	—	—	—	—	—

(1)	No payments are due to any Named Executive Officer upon a termination of employment for any other reason.
(2)

Assumes annual base salaries in effect as of January 1, 2022 without taking into effect the ten percent reduction instituted effective March 1, 2020. In the event of a termination of employment without Cause within one year of a change-in-control, Mr. Arnone is entitled to continuation of base salary and benefits for up to the earlier of one year after such termination or until such officer attains comparable employment with an equivalent salary. For illustrative purposes, a full year of base salary for Mr. Arnone is shown.

(3)

Amounts shown assume a termination date of December 31, 2021. Neither Mr. Arnone nor Ms. Albrecht received any payout under the 2021 CIP as further described in the 2021 Corporate Incentive Plan portion of the Compensation Elements section above.

(4)

Amounts shown represent value of all unvested RSUs outstanding at December 31, 2021 determined by using the closing price of the Company’s Common Stock on the Nasdaq Stock Market on such date, which was $1.40 per share.

(5)	Assumes benefits paid at 2021 levels.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with the Company’s directors and officers, indemnification is afforded Fuel Tech’s directors and officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs that an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is not, however, obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for these policies is $242,800.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

Compensation Recovery Policies

Fuel Tech’s Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002. If the Board determines that circumstances warrant, Fuel Tech will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

FUEL TECH, INC. l PROXY STATEMENT   19

Summary of NEO Compensation

NEO compensation consists of three primary elements: base salary, a short-term incentive plan based on financial performance (whether under a CIP or a sales commission plan, as applicable), and long-term incentives.

The Committee determined the amounts to be paid to each NEO for fiscal 2021 as follows:

•	Ellen T. Albrecht, Interim Controller, Treasurer and Principal Financial Officer: Ms. Albrecht’s compensation for 2021 consisted primarily of the following:

●

Base Salary: Ms. Albrecht’s base salary for 2021 was $212,000. As part of a corporate cost reduction program initiated March 1, 2020 for a duration yet to be determined, Ms. Albrecht’s base salary was reduced by 10% to $190,800.

●	Short-Term Incentives: Ms. Albrecht earned no payout under the 2021 CIP as further described in the 2021 Corporate Incentive Plan portion of the Compensation Elements section above.

●	Long-Term Incentives: No long-term incentive equity grant was awarded to Ms. Albrecht in 2021.

•	Vincent J. Arnone, President, and Chief Executive Officer: Mr. Arnone’s compensation for 2021 consisted primarily of the following:

●

Base Salary: Mr. Arnone’s base salary for 2021 was $425,000. As part of a corporate cost reduction program initiated March 1, 2020 for a duration yet to be determined, Mr. Arnone’s base salary was reduced by 10% to $382,500.

●	Short-Term Incentives: Mr. Arnone earned no payout under the 2021 CIP as further described in the 2021 Corporate Incentive Plan portion of the Compensation Elements section above.

●	Long-Term Incentives: No long-term incentive equity grant was awarded to Mr. Arnone in 2021.

•	William E. Cummings, Senior Vice President, Sales: Mr. Cummings’ compensation for 2021 consisted primarily of the following:

●

Base Salary: Mr. Cummings base salary for 2021 was $240,000. As part of a corporate cost reduction program initiated on March 1, 2020 for a duration yet to be determined, Mr. Cummings’ base salary was reduced by 10% to $216,000.

●

Short-Term Incentives: Mr. Cummings earned $79,541 in sales commissions in fiscal 2021 as further described in the APC Officer and National Sales Manager Commission Plan and FUEL CHEM Officer Commission Plan portions of the Compensation Elements section above.

●	Long-Term Incentives: No long-term incentive equity grant was awarded to Mr. Cummings in 2021.

FUEL TECH, INC. l PROXY STATEMENT   20

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal years 2021 and 2020 compensation awarded to, earned by or paid in all capacities to the Named Executive Officers whose total compensation exceeded $100,000.

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Ellen T. Albrecht.	2021	190,800				18,684	209,484
Acting Treasurer, Controller and Principal Financial Officer	2020	194,333	—	—	40,000	18,680	253,013

Vincent J. Arnone	2021	382,500	—	—	—	20,509	403,009
President and Chief Executive Officer	2020	389,583	—	—	—	20,550	410,133

William E. Cummings, Jr.	2021	216,000		—	79,541	30,484	326,025
Senior Vice President, Sales	2020	220,000	—	—	66,791	31,460	318,251

(1)

The amounts in these columns reflect stock and option awards that were granted in 2021 and 2020. The amounts represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), excluding the effect of forfeitures (see footnote 8 to the financial statements in our annual report on Form 10-K for a further discussion of the accounting for stock awards).

(2)

The amounts in this column include cash bonuses including for Mr. Cummings, amounts paid out under the applicable APC Officer and General Sales Manager Commission Plan and Officer FUEL CHEM Commission Plan; and for Ms. Albrecht, amounts paid out in 2020 under a discretionary spot bonus program.

(3)

“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; expense for life, accidental death and dismemberment and long-term disability insurance.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2021 TO NAMED EXECUTIVE OFFICERS

(a)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Closing Price per Share ($/Sh) on Grant Date (k)	Grant Date Fair Value of Stock Option and Other Stock Awards($) (l)
Name	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Ellen T. Albrecht	2/26/20	3,151	70,666	151,366	25,000	37,500	50,800	—	—
Vincent J. Arnone	2/26/20	9,477	212,500	455,175	50,000	75,000	100,000	—	—
William E. Cummings, Jr.(3)	—	—	—	—	—	—	—	—	—

(1)

The 2021 CIP was adopted by the Compensation Committee, effective February 24, 2021. As previously discussed, the Registrant failed to achieve the minimum performance threshold for Operating Income, and accordingly, no payouts were made under the 2021 CIP. As described in the 2021 Corporate Incentive Plan portion of the Compensation Elements section above, if a minimum performance threshold for Operating Income had been achieved in 2021, 25% of Operating Income would have been funded into the 2021 CIP. The 2021 CIP did not have a performance “target” or a determinable amount payable if the target is met. Amounts in columns (c), (d) and (e) are representative payout amounts based the achievement of the following varying levels of Operating Income: $250,000 (the minimum funding threshold under the 2021 CIP); $5.6 million (the amount of Operating Income required for the 2021 CIP payout to equal 100% of the each employee’s target bonus factor, and $12 million (the amount of Operating Income at which point contributions to the 2021 CIP were “capped”).

(2)

Amounts shown represent the targeted number of RSUs established on February 24, 2021 under the 2021 Executive Performance RSU Award Agreements between the Company and each Mr. Arnone and Ms. Albrecht. As discussed in the Material Compensation Actions section of the Compensation Elements section above, on February 24, 2022 the Board determined that, because the Company had failed to achieve the threshold Operating Income of $1 million in fiscal 2021, no RSUs would be awarded. For illustrative purposes, the table reflects the number of RSUs that would have been awarded had the Company achieved $1 million, $2 million and $3 million in Operating Income. If granted, all such RSUs would have vested one-third thirteen months after the grant determination date, one-third after the second anniversary of the grant determination date and the remaining one-third after the third anniversary date.

(3)

Mr. Cummings’ short-term plan compensation during 2021 was contingent upon sales of Fuel Tech’s products and services pursuant to the 2021 APC Officer and General Sales Manager Commission Plan and the 2021 Officer FUEL CHEM Commission Plan. Mr. Cummings earned $79,541 in sales commission under such plans for fiscal 2021.

FUEL TECH, INC. l PROXY STATEMENT   21

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2021

FOR NAMED EXECUTIVE OFFICERS

(a)	Option Exercises and Stock Vested Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)(1)
Ellen T. Albrecht	—	—	5,000	17,575.00
Vincent J. Arnone	—	—	—	—
William E. Cummings, Jr.	—	—	8,333	25,290.66

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
FOR NAMED EXECUTIVE OFFICERS

At December 31, 2021 the following RSUs were outstanding. See the text under the caption Equity Grant Practices section in the Compensation Discussion and Analysis above.

(a)	(g)	(h)	(i)	(j)
Name	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(1)
Ellen T. Albrecht Acting Treasurer, Controller and Principal Financial Officer	5,000	7,000	—	—
Vincent J. Arnone President and Chief Executive Officer	—	—	—	—
William E. Cummings, Jr. Senior Vice President, Sales	8,333	11,666	—	—

(1)	Market value reflects a per RSU value of $1.40, the closing price of Fuel Tech’s Common Stock on December 31, 2021.

FUEL TECH, INC. l PROXY STATEMENT   22

AGENDA ITEM NO. 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 19, 2021, the Audit Committee approved the appointment of RSM US LLP (RSM) as Fuel Tech’s independent registered accounting firm for the year ending December 31, 2021. We are asking you to ratify that appointment. RSM has served in this capacity since its July 2010 appointment and has become knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent registered accountants. In making the appointment, the Audit Committee reviewed RSM’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence. Representatives of RSM will be present at the Annual Meeting and will have the opportunity to make a statement, if they wish to do so, and be available to respond to questions.

Audit Fees

Fees for professional services provided by RSM in each of the last two fiscal years by category were:

	$2021($)	$2020($)
Audit Fees	277,400	268,000
Audit-Related Fees	15,995	11,480
Tax Fees	—	—
All Other Fees	—	27,000

	293,395	306,480

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal.

The Board recommends a vote FOR this proposal.

FUEL TECH, INC. l PROXY STATEMENT   23

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. RSM US LLP (RSM), Fuel Tech’s independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for RSM’s opinions included in annual reports to stockholders as to whether the financial statements fairly present, in all material respects, Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, and whether management’s assessment of the effectiveness of Fuel Tech’s internal control over financial reporting is fairly stated in all material respects. The Audit Committee (Committee) is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2021 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and RSM the 2021 financial statements, management’s report on internal control over financial reporting and RSM’s report on financial reporting. The Committee has also discussed with RSM the matters required to be discussed by the Public Company Accounting Oversight Board; Audit Standard No. 16.

The Committee has received the written disclosures and correspondence from RSM required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has represented that RSM is independent from Fuel Tech. The Committee has discussed with RSM their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

The Committee reviewed its charter and, based on such review, determined no amendments to the charter were necessary.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the Securities and Exchange Commission.

By the Audit Committee:

D.L. Zeitler, Chairman

D.G. Bailey, S. L. Jones and T.S. Shaw

FUEL TECH, INC. l PROXY STATEMENT   24

AGENDA ITEM NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd- Frank Act”), stockholders have the opportunity to cast an advisory vote (commonly referred to as the “say on pay” vote) on the Company’s executive compensation program for its NEOs. Although this advisory vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for the Company’s NEOs.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that the primary elements of the Company’s executive compensation programs for Fuel Tech’s NEOs are based on a pay-for-performance structure, are well-aligned with the long-term interests of the Company’s stockholders, and are designed to attract, motivate, and retain NEOs who are critical to the success of Fuel Tech. Some of the features of the Company’s executive compensation programs that illustrate Fuel Tech’s philosophy are:

●

By design, two of the three primary elements of each NEO’s overall compensation package are at-risk and are subject to the Company’s performance. As explained in detail in the Summary of NEO Compensation portion of the Compensation Discussion and Analysis section, in fiscal 2021, NEO incentive compensation, whether short-term or long-term, was determined based on the Company’s financial, operational or sales performance, or a combination of those factors.

●

Base salary and base salary increase decisions for Fuel Tech’s NEOs are typically in keeping with market pay data for comparable executive positions in companies. Exceptional increases are limited to promotions or situations where the executive’s job performance is strong and his/her base salary is significantly under the market median.

●

Both in design and application, the formal cash-based short-term incentive programs applicable to each of the Company’s NEOs, whether the CIP or the APC or FUEL CHEM Officer Commission Plans, is a pay-for-performance program.

●

Our stock option awards and RSU grant awards feature graduated vesting over a multiple year period. For RSUs, the number of years in the vesting period can vary depending on the type of RSU grant involved.

Stockholders are encouraged to read the full details of Fuel Tech’s executive compensation programs as described in the Compensation Discussion and Analysis, section and the accompanying compensation tables and related narrative disclosure to properly evaluate Fuel Tech’s approach to compensating the Company’s executives.

For the reasons provided above, Fuel Tech recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative disclosure in this proxy statement.

The Board of Directors recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

FUEL TECH, INC. l PROXY STATEMENT   25

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for 2021 were timely filed.

Other Business

The Board of Directors knows of no other matters that may properly be, or are likely to be, brought before the Annual Meeting other than those described in this Proxy Statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2023 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at 27601 Bella Vista Parkway, Warrenville, IL 60555 on or before December 12, 2022 and, if not received by such date, may be excluded from the proxy materials. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations and our bylaws in order to be eligible for inclusion in the proxy materials for that meeting.

In addition, under our bylaws, if security holders intend to nominate directors or present proposals at the 2023 annual meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Fuel Tech must receive notice of such nominations or proposals at 27601 Bella Vista Parkway, Warrenville, IL 60555 no earlier than January 12, 2023 and no later than February 21, 2023. Such notice must meet the informational and other requirements set forth in our bylaws in order to be presented at the 2022 annual meeting. If we do not receive notice by that date, then such proposals and nominees may not be presented at the 2023 annual meeting.

Communicating With the Board of Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director. Fuel Tech generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Fuel Tech.

FUEL TECH, INC.

Bradley W. Johnson

Secretary

Fuel Tech, Inc.

April 11, 2022

FUEL TECH, INC. l PROXY STATEMENT   26

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FUEL TECH, INC. l PROXY STATEMENT   27

Your **Vote** Counts!

FUEL TECH, INC.

2022 Annual Meeting

Vote by June 01, 2022

11:59 PM ET

GENERAL BROKER

Hextone, Inc.
P.O. Box 9142
Farmingdale, NY 11735

1 OF 2
322,224
148,294

30#

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

FLASHID-JOB#

You invested in FUEL TECH, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 02, 2022.**

Get informed before you vote

View the Annual Report, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 19, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Control # XXXX XXXX XXXX XXXX

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Vote in Person at the Meeting*

June 02, 2022
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Fuel Tech, Inc.
W27601 Bella Vista Parkway
Warrenville, Illinois 60555

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

FUEL TECH, INC.
2022 Annual Meeting
Vote by June 01, 2022
11:59 PM ET

	Voting Items	Board Recommends
1.	Election of Directors	
	Nominees:	
1A	Vincent J. Arnone	For
1B	Douglas G. Bailey	For
1C	Sharon L. Jones	For
1D	Dennis L. Zeitler	For
2.	Proposal to ratify the appointment of RSM US LLP as Fuel Tech's independent registered public accounting firm.	For
3.	Advisory vote on executive compensation.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Under New York Stock Exchange rules, brokers may vote "routine" matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. **We will nevertheless follow your instructions, even if the broker's discretionary vote has already been given, provided your instructions are received prior to the meeting date.**

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FUEL TECH
Technologies to enable clean efficient energy

VOTE

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Online

Go to **www.envisionreports.com/FTEK** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by June 2, 2022 at 1:00 A.M., Eastern Time.

Stockholder Meeting Notice 1234 5678 9012 345

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at:

www.envisionreports.com/FTEK

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/FTEK.**
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 22, 2022 to facilitate timely delivery.

2 N O T C O Y

03LRYA

Stockholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. Election of Directors:
   01 - Vincent J. Arnone
   02 - Douglas G. Bailey
   03 - Sharon L. Jones
   04 - Dennis L. Zeitler
2. Proposal to ratify the appointment of RSM US LLP as Fuel Tech's independent registered public accounting firm.
3. Advisory vote on executive compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/FTEK**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Fuel Tech, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 22, 2022.

FUEL TECH
Technologies to enable clean efficient energy

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 2, 2022 at 1:00 A.M., Eastern Time.

Online
Go to **www.envisionreports.com/FTEK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FTEK

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Vincent J. Arnone	☐	☐
02 - Douglas G. Bailey	☐	☐
03 - Sharon L. Jones	☐	☐
04 - Dennis L. Zeitler	☐	☐

	For	Against	Abstain
2. Proposal to ratify the appointment of RSM US LLP as Fuel Tech's independent registered public accounting firm.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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03LRWA

2022 Annual Meeting

2022 Annual Meeting of
Fuel Tech, Inc. Stockholders
June 2, 2022 at 10:00 a.m.
27601 Bella Vista Parkway,
Warrenville, Illinois 60555

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FTEK

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — FUEL TECH, INC.

Notice of 2022 Annual Meeting of Stockholders

27601 Bella Vista Parkway, Warrenville, Illinois 60555
Proxy Solicited by Board of Directors for Annual Meeting — June 2, 2022

Vincent J. Arnone and Bradley W. Johnson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fuel Tech, Inc. to be held on June 2, 2021 at 10 a.m. or at any postponement or adjournment thereof.

The Board of Directors recommends a vote for the election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐